                             TOWERSTREAM CORPORATION

                              FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2005 and 2004

                                                         TOWERSTREAM CORPORATION

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                        1

FINANCIAL STATEMENTS

Balance Sheet                                                                2-3
Statements of Operations                                                       4
Statements of Stockholders' Equity                                             5
Statements of Cash Flows                                                     6-7

NOTES TO FINANCIAL STATEMENTS                                               8-28

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TowerStream Corporation
Middletown, Rhode Island

We have audited the accompanying balance sheet of TowerStream Corporation (the
"Company") as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and
2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TowerStream Corporation as of
December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
December 7, 2006, except for Note 17 (o),(p),(q), (r), (s) and (t) as to which the date is January 17, 2007

                                                                               1

                                                         TOWERSTREAM CORPORATION

                                                                   BALANCE SHEET

                                                               December 31, 2005
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
   Cash                                               $203,050
   Accounts receivable, less allowance for doubtful
      accounts of $45,000                              173,650
   Advances to officers                                 35,533
   Prepaid expenses                                      8,821
                                                      --------
      Total Current Assets                                       $  421,054
PROPERTY AND EQUIPMENT, Net                                       3,720,514
OTHER ASSETS
   Security deposits and other assets                                64,185
                                                                 ----------
      TOTAL ASSETS                                               $4,205,753
                                                                 ==========

      The accompanying notes are an integral part of these financial statements.

                                                                               2

                                                         TOWERSTREAM CORPORATION

                                                                   BALANCE SHEET

                                                               December 31, 2005
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Revolving note, stockholder                              $   250,000
   Current maturities of long-term debt, net of
      deferred debt discount of $19,831                         551,982
   Current maturities of capital lease obligations               18,861
   Current maturities of notes payable, stockholders            866,643
   Accounts payable and accrued expenses                        479,476
   Deferred compensation                                        125,000
   Deferred revenues                                            452,322
                                                            -----------
      Total Current Liabilities                                           $2,744,284

OTHER LIABILITIES
   Long-term debt, net of current maturities                      9,322
   Capital lease obligations, net of current maturities          29,079
   Notes payable, stockholders, net of current maturities       347,011
                                                            -----------
      Total Other Liabilities                                                385,412
                                                                          ----------
      TOTAL LIABILITIES                                                    3,129,696

COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock, $0.001 par value; 30,000,000 shares
      authorized; 21,070,310 shares issued                       21,070
   Additional paid in capital                                 8,491,456
   Accumulated deficit                                       (7,401,469)
                                                            -----------
                                                              1,111,057
   Less treasury stock, at cost, 32,000 shares                  (35,000)
                                                            -----------
      TOTAL STOCKHOLDERS' EQUITY                                           1,076,057
                                                                          ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $4,205,753
                                                                          ==========

      The accompanying notes are an integral part of these financial statements.

                                                                               3

                                                         TOWERSTREAM CORPORATION

                                                        STATEMENTS OF OPERATIONS

                                  For the Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                                 2005          2004
                                                             -----------   -----------

REVENUES                                                     $ 5,397,510   $ 4,602,109
                                                             -----------   -----------
OPERATING EXPENSES
   Cost of revenues (exclusive of depreciation of $933,557
      and $742,636, respectively, shown separately below)      1,509,505     1,026,068
   Depreciation                                                  933,557       742,636
   Customer support services                                     419,356       378,767
   Selling, general and administrative expenses                3,265,352     2,980,400
                                                             -----------   -----------
         TOTAL OPERATING EXPENSES                              6,127,770     5,127,871
                                                             -----------   -----------
OPERATING LOSS                                                  (730,260)     (525,762)
                                                             -----------   -----------
OTHER EXPENSE (INCOME)
   Interest expense, net                                         216,945       214,740
   Other income                                                       --       (40,838)
                                                             -----------   -----------
         TOTAL OTHER EXPENSE                                     216,945       173,902
                                                             -----------   -----------
         NET LOSS                                            $  (947,205)  $  (699,664)
                                                             ===========   ===========
Net loss per common share - basic and diluted                $     (0.05)  $     (0.04)
                                                             ===========   ===========
Weighted average common shares outstanding                    20,776,874    19,548,257
                                                             ===========   ===========

      The accompanying notes are an integral part of these financial statements.

                                                                               4

                                                         TOWERSTREAM CORPORATION

                                              STATEMENTS OF STOCKHOLDERS' EQUITY

                                  For the Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                  Common stock         Treasury Stock     Additional
                                              --------------------   ------------------     Paid in    Accumulated
                                                Shares      Amount    Shares    Amount      Capital      Deficit        Total
                                              ----------   -------   -------   --------   ----------   -----------   ----------

Balance at January 1, 2004                    17,880,969   $17,881   (32,000)  $(35,000)  $6,085,299   $(5,754,600)  $  313,580
Sale of common stock                           1,667,500     1,667        --         --      938,333            --      940,000
Issuance of common stock upon conversion
   of deferred compensation                      386,000       386        --         --      385,614            --      386,000
Issuance of common stock upon conversion
   of stockholder notes                           92,229        92        --         --       92,137            --       92,229
Fair value of warrants issued in connection
   with convertible notes                             --         7        --         --        6,804            --        6,811
Net loss                                              --        --        --         --           --      (699,664)    (699,664)
                                              ----------   -------   -------   --------   ----------   -----------   ----------
Balance at December 31, 2004                  20,026,698     7,528   (32,000)   (35,000)   7,520,692    (6,454,264)   1,038,956
Sale of common stock                             925,000       925        --         --      924,075            --      925,000
Issuance of common stock upon conversion
   of stockholder notes                          118,612       119        --         --       59,187            --       59,306
Net loss                                              --        --        --         --           --      (947,205)    (947,205)
                                              ----------   -------   -------   --------   ----------   -----------   ----------
Balance at December 31, 2005                  21,070,310   $21,070   (32,000)  $(35,000)  $8,491,456   $(7,401,469)  $1,076,057
                                              ==========   =======   =======   ========   ==========   ===========   ==========

      The accompanying notes are an integral part of these financial statements.

                                                                               5

                                                         TOWERSTREAM CORPORATION

                                                        STATEMENTS OF CASH FLOWS

                                  For the Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                                   2005          2004
                                                               -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                    $  (947,205)  $  (699,664)
                                                               -----------   -----------
   Adjustments to reconcile net loss to net cash provided by
      operating activities
      Provision for doubtful accounts                              114,293        15,000
      Depreciation                                                 933,557       742,636
      Amortization of deferred debt discount                        12,292        10,589
      Employee stock-based compensation                                 --       465,000
   Changes in operating assets and liabilities:
      Accounts receivable                                          (77,204)     (123,830)
      Advances to officers                                          (5,775)       (1,449)
      Prepaid expenses                                               4,331       (11,263)
      Accounts payable and accrued expenses                        128,229      (329,318)
      Deferred compensation                                        202,312       118,000
      Deferred revenues                                            114,455        98,685
                                                               -----------   -----------
         TOTAL ADJUSTMENTS                                       1,426,490       984,050
                                                               -----------   -----------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                       479,285       284,386
                                                               -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                          (1,369,527)     (995,262)
   Additional security deposits                                     (8,500)      (28,136)
                                                               -----------   -----------
         NET CASH USED IN INVESTING ACTIVITIES                  (1,378,027)   (1,023,398)
                                                               -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Bank overdraft                                                  (29,407)       29,407
   Proceeds from revolving note, stockholder                            --       250,000
   Proceeds from notes payable, stockholders                       500,000       350,000
   Principal repayment of notes payable, stockholders             (106,237)     (294,955)
   Principal repayment of capital lease obligations                (13,344)      (11,337)
   Principal repayment of long-term debt                          (174,220)     (205,842)
   Proceeds from sale of common stock                              925,000       475,000
                                                               -----------   -----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES             $ 1,101,792   $   592,273
                                                               -----------   -----------

      The accompanying notes are an integral part of these financial statements.

                                                                               6

                                                         TOWERSTREAM CORPORATION

                                                        STATEMENTS OF CASH FLOWS

                                  For the Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                                 2005        2004
                                                               --------   ---------

         NET INCREASE (DECREASE) IN CASH                       $203,050   $(146,739)
CASH - Beginning                                                     --     146,739
                                                               --------   ---------
CASH - Ending                                                  $203,050   $      --
                                                               ========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the years for:
      Interest                                                 $176,900   $ 197,292
                                                               ========   =========
   Non-cash investing and financing activities:
      Conversion of notes payable, stockholders into common
         stock                                                 $ 59,306   $  92,229
                                                               ========   =========
      Conversion of deferred compensation into common stock    $     --   $ 386,000
                                                               ========   =========
      Conversion of deferred compensation into notes payable   $195,312   $      --
                                                               ========   =========
      Fair value of warrants granted in connection with debt   $     --   $   6,811
                                                               ========   =========

      The accompanying notes are an integral part of these financial statements.

                                                                               7

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Organization and Nature of Business

     TowerStream Corporation (herein after referred to as the "Company") was formed on December 17, 1999 and was incorporated in Delaware. The Company operates as a Sub Chapter S corporation with its corporate headquarters located in Rhode Island.

     The Company is a fixed wireless broadband provider. The Company serves several major U.S. markets including: Los Angeles, San Francisco, New York
     City, Chicago, Boston, Providence and Newport, Rhode Island.

NOTE 2 - Summary of Significant Accounting Policies

     Accounts Receivable

     The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for bad debts reflects management's best estimate of probable losses inherent in the accounts receivable balance.
     Periodically, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on the history of past write-offs, collections, and current credit conditions. The allowance for uncollectible accounts at December 31, 2005 was $45,000 and bad debt expense for 2005 and 2004 was approximately $114,000 and $15,000, respectively.

     Property and Equipment

     Property and equipment are stated at cost. The costs associated with the construction of the network and subscriber installations are capitalized.
     Costs include equipment, installation costs and materials. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                                        Years
                                                        -----
                   Furniture, fixtures and equipment     5-7
                   Computer equipment                      5
                   Systems software                        3
                   Network and base station equipment    5-7
                   Customer premise equipment            5-7

     Expenditures for maintenance and repairs, which do not generally extend the useful life of the assets, are charged to operations as incurred.  Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of the disposal.

                                                                               8

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Deferred Revenues

     Deferred revenues consisted of two categories. One category is regular monthly billing, billed one month in advance. The second category includes revenues billed in advance for either the 12th or 24th month of the initial contract. As of April 2005 the Company no longer bills under the term of second category.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising Costs

     The Company charges advertising costs to expense as incurred. Advertising costs for the years ended December 31, 2005 and 2004 were approximately
     $240,000 and $180,000, respectively.

     Income Tax Status

     The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and the state of Rhode Island income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no provision or liability for income taxes has been recognized in the accompanying financial statements.

     Research and Development

     Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2005 and 2004 were approximately $129,500 and $122,700, respectively. These costs have been recorded in the statement of operations as part of selling, general and administrative expenses.

                                                                               9

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Long-Lived Assets

     Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset's carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards
     ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived
     Assets". If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value.
     Assets to be disposed of are reported at the lower of their carrying value or net realizable value.

     Management has determined there was no impairment of its property and equipment during the years ended December 31, 2005 and 2004.

     Revenue Recognition

     Revenues are recognized at the time access to the Company's internet services is made available to its customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned.
     Company revenue arrangements with multiple deliverables under Emerging
     Issues Task Force Issue ("EITF") No. 00-21 are deemed to be immaterial.

     Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments"
     requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are reasonable estimates of fair value. The fair value of long-term debt is estimated to approximate fair market value based on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the Company's notes payable to stockholders are not reasonably determinable based on the related party nature of the transactions.

     Stock-Based Compensation

     The Company accounts for stock-based compensation under the intrinsic value method in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB
     Opinion No. 25, compensation expense is based upon the difference, if any, generally on the date of grant, between the fair value of our stock and the exercise price of the option. In December 2002, the Financial Accounting
     Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based
     Compensation - Transition and Disclosure." SFAS No. 148, which amends SFAS
     No. 123, requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to financial statements. The Company records its stock-based compensation under the Accounting Principles Board (APB) No. 25 and has elected the disclosure-only alternative under SFAS No. 123.

                                                                              10

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Stock-Based Compensation, continued

     The Company has computed the pro forma disclosures under SFAS No. 148 for options and warrants granted (the "grants") using the Black-Scholes option pricing model. The assumptions used during the years ended December 31,
     2005 and 2004 are as follows:

                                                             December 31,
                                                     ---------------------------
                                                         2005           2004
                                                     ------------   ------------
Risk free interest rate                               3.6% - 4.4%    2.2% - 3.1%
Expected dividend yield                                   --             --
Expected lives                                       6 - 10 years   6 - 10 years
Expected volatility                                      55.8%          66.8%

     If the Company had elected to recognize compensation costs for the
     Company's options and warrants plans using the fair value method at the grant dates, the effect on the Company's net loss and loss per share for the periods shown below would have been as follows:

                                                         For the Years Ended
                                                             December 31,
                                                      -------------------------
                                                          2005          2004
                                                      -----------   -----------
Net loss as reported                                  $  (947,205)  $  (699,664)
Add: stock based employee compensation expense,
     included in reported loss.                                --       465,000
Less: stock-based employee compensation as
      determined under fair value based method for
      all awards                                         (457,153)     (886,819)
                                                      -----------   -----------
   Pro Forma Net Loss                                 $(1,404,358)  $(1,121,483)
                                                      ===========   ===========
Net Loss Per Share:
Basic and diluted loss - as reported                  $     (0.05)  $     (0.04)
Basic and diluted loss - pro forma                    $     (0.07)  $     (0.06)

                                                                              11

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Basic and Diluted Loss Per Share

     Net loss per share is computed in accordance with Statement of Financial
     Standards No. 128, "Earning Per Share" ("SFAS No. 128"). SFAS No. 128
     requires the presentation of both basic and diluted earnings per share.

     Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur through the potential effect of common shares issuable upon the exercise of stock options, warrants and convertible securities. The calculation assumes (i)
     the exercise of stock options and warrants based on the treasury stock method; and (ii) the conversion of convertible preferred stock only if an entity records earnings from continuing operations, as such adjustments would otherwise be anti-dilutive to earnings per share from continuing operations. As a result of the Company recording a loss during each of the years ended December 31, 2005 and 2004, the average number of common shares used in the calculation of basic and diluted loss per share is identical and has not been adjusted for the effects of the following items: (i)
     3,827,000 and 3,024,000 potential common shares from unexercised stock options and warrants for each of the years ended December 31, 2005 and
     2004, respectively, and (ii) 1,339,139 and 650,657 shares convertible under stockholders' notes at December 31, 2005 and 2004, respectively. Such potential common shares may dilute earnings per share in the future.

     Convertible Notes Payable

     The Company accounts for conversion options embedded in convertible notes in accordance with Statement of Financial Accounting Standard ("SFAS) No.
     133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS
     133") and EITF 00-19 "Accounting for Derivative Financial Instruments
     Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF
     00-19"). SFAS 133 generally requires Companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61 (k) of Appendix A to SFAS 133 and further clarified in EITF
     05-2 "The Meaning of "Conventional Convertible Debt Instrument" in Issue
     No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.

                                                                              12

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Convertible Notes Payable, continued

     The Company accounts for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under
     EITF 00-19 "Accounting for Derivative Financial Investments indexed to, and potentially settled in, a Company's own stock " ("EITF 00-19") and in accordance with the provisions of Emerging Issues Task Force Issue ("EITF")
     98-5 "Accounting for Convertible Securities with Beneficial Conversion
     Features," ("EITF 98-5"), EITF 00-27 "Application of EITF 98-5 to Certain
     Convertible Instruments." Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

NOTE 3 - Cash

     The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The amount on deposit at December 31, 2005 exceeded the insurance limits by approximately $363,000.

NOTE 4 - Advances to Officers

     Advances to officers as of December 31, 2005 in the amount of approximately
     $35,500 are non-interest bearing and have no definitive repayment terms.

NOTE 5 - Property and Equipment, net

     As of December 31, 2005, the Company's property and equipment, net is comprised of:

                 Network and base station equipment   $3,513,147
                 Customer premise equipment            2,520,638
                 Furniture, fixtures and equipment       170,506
                 Computer equipment                      166,949
                 System Software                         135,209
                                                      ----------
                                                       6,506,449
                 Less: accumulated depreciation        2,785,935
                                                      ----------
                                                      $3,720,514
                                                      ==========

                                                                              13

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - Property and Equipment, net, continued

     Depreciation expense for the years ended December 31, 2005 and 2004 was
     $933,557 and $742,636.

NOTE 6 - Revolving Note, Stockholder

     The Company has a $250,000 secured revolving note with a trust, which is also a stockholder in the Company. The note provides for revolving credit through April 2006. The note is due on demand and bears interest at 10% per annum. Management is presently negotiating with the stockholder to extend the repayment terms of the note. The note is principally secured by all the assets of the Company.

NOTE 7 - Notes Payable, Stockholders

     As of January 1, 2004, the Company owed an officer who is also a stockholder ("Stockholder One") principal and interest of approximately
     $220,000. On November 30, 2004, the Company converted $100,000 of deferred compensation liability due to such stockholder into a note payable. The notes payable to Stockholder One are unsecured, payable in monthly installments at an interest rate of 10% per annum. In 2004, the Company repaid approximately $95,000 of principal under the note payable of approximately $220,000. As of December 31, 2004, the Company owed
     Stockholder One an aggregate of approximately $225,000 under both notes payable.

     On August 1, 2005, the Company borrowed approximately $195,000 from
     Stockholder One. As part of the borrowing arrangement, the Company and
     Stockholder One agreed to combine the new and prior borrowings into one note agreement. The note is unsecured bearing interest at the rate of 5%
     per annum with monthly installments of principal and interest of $10,806.
     The note contains an option for Stockholder One to convert up to 50% of the outstanding principal balance into shares of common stock at the rate of
     $1.00 per share, the market price as of August 1, 2005. At December 31,
     2005 the Company owed Stockholder One approximately $314,000. The note matures in August 2008.

     On December 7, 2005, the Company borrowed an additional $250,000 under a demand note from Stockholder One. The note is unsecured, payable in monthly installments of interest only at a rate of 10% per annum. The note matures on the earlier of the occurrence of certain events as defined or December
     6, 2006. As of December 31, 2005, no such events have occurred. Stockholder
     One has the right to convert the principal and interest into shares of common stock at the rate of $1.00 per share, the market price as of
     December 7, 2005.

                                                                              14

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - Notes Payable, Stockholders, continued

     On September 7, 2004, the Company borrowed $150,000 under a note payable to another officer and stockholder ("Stockholder Two"). The note is unsecured, and is payable in monthly installments of interest only at an interest rate of 10% per annum. The note matures September 2007. The note contains an option for Stockholder Two to convert to shares of common stock at $0.80 per common share, the market price as of September 7, 2004. The note shall immediately become due and payable if certain events, as defined under the note agreement, occur. As of December 31, 2005, no such events have occurred.

     On June 9, 2003, the Company borrowed $50,000 under a note payable from a stockholder ("Stockholder Three"). During the year ended 2005, Stockholder
     Three elected, as defined in the note agreement, to convert the principal and interest of $59,306 into 118,612 shares of common stock.

     On November 10, 2005, the Company borrowed $250,000 under another note payable due to Stockholder Three. The note is unsecured, payable in monthly installments of interest only at a rate of 10% per annum. The note matures if certain events occur as defined or on November 9, 2006. As of December
     31, 2005, no such events have occurred. Stockholder Three has the right to convert the principal and interest into shares of common stock at the rate of $1.00 per share, the market price as of November 10, 2005.

     On August 2, 2002, the Company borrowed $250,000 under a demand note payable due to a fourth stockholder ("Stockholder Four"). The note is payable within sixty days upon notice from Stockholder Four. The note is unsecured bearing an interest rate of 10% per annum.

     A summary of the outstanding debt as of December 31, 2005 due each stockholder is:

                      Stockholder One            $  563,654
                      Stockholder Two               150,000
                      Stockholder Three             250,000
                      Stockholder Four              250,000
                                                 ----------
                                                 $1,213,654
                                                 ==========

     As of December 31, 2005, aggregate maturities of notes payable, stockholders due in future years are as follows:

                      Year Ending December 31,
                                2006             $  866,643
                                2007                272,611
                                2008                 74,400
                                                 ----------
                                                 $1,213,654
                                                 ==========

                                                                              15

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Long-Term Debt

     As of December 31, 2005, long-term debt consists of:

     7% equipment financing note, due in monthly installments of principal and interest of $879 through November 2007. Certain
     equipment is collateralized under the note agreement.              $ 18,858

     16% equipment financing note, due in monthly installments of principal and interest of $12,159 through September 2006. The holder of the note received 75,000 warrants as part of the debt agreement and has the right to convert the total principal and interest outstanding into common stock. As of December 31, 2005, the debt balance is net of unamortized debt discount of $3,392.
     On January 15, 2006, the note was settled prematurely in cash at
     a discount (see Note 17).                                            99,090

     16% equipment financing note, due in monthly installments of principal and interest of $9,729 through March 2008. The holder of the note received 72,000 warrants as part of the debt
     agreement and has the right to convert the total principal and interest outstanding into common stock. As of December 31, 2005, the debt balance is net of unamortized debt discount of $7,693.
     On January 15, 2006, the note was settled prematurely in cash at
     a discount (see Note 17).                                           261,365

     10% equipment financing note, principal and interest due in May
     2006. The note holder received 36,000 warrants as part of the debt agreement. As of December 31, 2005, the debt balance is net of unamortized debt discount of $4,124. On March 30, 2006, the principal of the note and related accrued interest were
     converted into 126,859 shares of common stock (see Note 17).         86,613

     10% equipment financing note, principal and interest due in May
     2006. The note holder received 18,000 warrants as part of the debt agreement. As of December 31, 2005, the debt balance is net of unamortized debt discount of $4,622. On March 30, 2006, the principal of the note and related accrued interest were
     converted into 139,808 shares of common stock (see Note 17).         95,378
                                                                        --------
                                                                        $561,304
                                                                        ========

                                                                              16

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Long-Term Debt, continued

     As of December 31, 2005 aggregate maturities of long-term debt due in future years are as follows:

                       Year Ending December 31,
                                 2006             $551,982
                                 2007                9,322
                                                  --------
                                                  $561,304
                                                  ========

     The fair value of the warrants granted under the above debt agreements was calculated using the Black-Scholes model and such amount was recorded as a debt discount and a corresponding increase to paid-in-capital. The discount is being amortized over the life of the respective loans. The Company recorded $12,292 and $10,589 as additional interest expense related to the debt discount for the years ended December 31, 2005 and 2004, respectively.
     As of December 31, 2005, the total amount of unamortized debt discount is
     $19,831.

NOTE 9 - Capital Leases

     The Company is the lessee of network base station equipment under various capital leases expiring in 2008. The assets and liabilities under capital leases are recorded at the fair market value of the assets. The assets are depreciated over the lease term, which approximates their useful lives, using the straight-line method. Depreciation of assets under capital leases charged to expense in 2005 and 2004 was approximately $14,500.

     Property held under capital leases as of December 31, 2005 consists of the following:

                   Network base station equipment   $ 72,621
                   Less: accumulated depreciation    (29,048)
                                                    --------
                                                    $ 43,573
                                                    ========

     As of December 31, 2005, the minimum future lease payments under these capital leases are:

                                                                              17

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - Capital Leases, continued

                      Year Ending December 31,
        -----------------------------------------------------
                                2006                            $ 31,331
                                2007                              31,331
                                2008                               3,942
                                                                --------
              Total minimum lease payments                        66,604
        Less: amount representing imputed interest               (18,664)
                                                                --------
              Present Value of Minimum Capital Lease Payments   $ 47,940
                                                                ========

Note 10 - Employee Benefit Plan

     The Company had a 401(k) retirement plan covering all eligible employees who had attained the age of twenty-one and had completed one year of service with the Company. The Company could elect to match up to a certain amount of employees' contributions to the 401(k) plan. For the year ended
     December 31, 2004, the Company elected to contribute approximately $11,700 toward the 401(k) plan. As of December 31, 2004, the 401(k) plan was terminated.

     Effective January 1, 2005, the Company established a new 401(k) retirement plan. The plan covers all eligible employees who have attained the age of twenty-one and have completed a half year of service with the Company. The
     Company could elect to match up to a certain amount of employees'
     contributions to the 401(k) plan. Total employee and employer contributions are limited for 2005 to 100% of compensation per participant or $42,000, whichever is less. For the year ended December 31, 2005, no employer contributions were made toward the 401(k) plan.

NOTE 11 - Capital Stock

     On February 10, 2005, the Board of Directors approved an increase in common shares authorized from 20.0 million to 30.0 million.

     In 2005, pursuant to the terms of a private placement under the exempt rules of the Securities Act of 1933, as amended (the "Private Placement"), the Company sold 925,000 shares of common stock for net proceeds of
     $925,000.

                                                                              18

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Capital Stock, continued

     In 2004, pursuant to the terms of the Private Placement, the Company sold
     337,500 shares of common stock for net proceeds of $275,000. In addition, during the year ended December 31, 2004, the Company sold 1,330,000 shares of common stock for net proceed of $200,000 to a member of the management of the Company. As part of this related party stock transaction, the
     Company recorded a stock-based compensation charge of $465,000 which has been recorded in the statement of operations as part of selling, general and administrative expenses in year 2004 for book purpose.

NOTE 12 - Stock Option Plan

     The Company adopted a stock option plan during the year ended December 31,
     2000 (the "2000 Plan"). Under the 2000 Plan, the Company can issue up to
     1.5 million stock options. On February 10, 2005, the Board of Directors approved the increase in the number of stock options that can be granted under the 2000 Plan from 1.5 million to 3.0 million. The 2000 Plan is intended to provide incentives: (i) to officers and other employees of the
     Company by providing them with opportunities to purchase common stock in the Company pursuant to options granted, which qualify as incentive stock options; (ii) to directors, officers and employees of, and consultants and advisors of the Company, by providing them with opportunities to purchase common stock in the Company pursuant to options granted which do not qualify as incentive stock options ("nonqualified options"); and (iii) to directors, officers and employees of, and consultants and advisors to the
     Company, by providing them with awards of common stock in the Company
     ("stock awards").

     The purchase price per share of common stock deliverable upon the exercise of an option shall be determined by the Board of Directors; however, pursuant to the 2000 Plan it shall not be below fair market value on the date of issuance. Each option and all rights shall expire on such date as shall be set forth in the applicable Stock Rights Agreement, except that, in the case of an incentive stock option, such date shall not be later than ten (10) years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the
     2000 Plan.

     Options granted under the 2000 Plan shall be exercisable either in full or in installments, and shares issued pursuant to stock awards granted under the 2000 Plan shall vest either in full or in installments, at such time or times during such period as shall be set forth in the Stock Rights
     Agreement evidencing such stock rights, subject to the provisions of the
     2000 Plan, provided that no option granted shall be exercisable during the first twelve (12) months after the date of grant. In addition, the 2000
     Plan limits the right of the holder of outstanding options to exercise such vested options within a limited timetable as defined under the 2000 Plan upon a Participant's death, becoming disabled or terminating employment.

                                                                              19

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12 - Stock Option Plan, continued

     A summary of the status of the 2000 Plan and changes are as follows:

                                                       2005          2004
                                                   -----------   -----------
     Options outstanding - Beginning of year         1,318,000     1,586,000
     Granted                                           870,000       485,000
     Expired                                           (72,000)     (753,000)
                                                   -----------   -----------
     Options outstanding - End of year               2,116,000     1,318,000
                                                   ===========   ===========
     Options exercisable - End of year               1,541,667       496,000
                                                   ===========   ===========
     Weighted average fair value of the options
        granted during the years.                  $      0.27   $      0.46
                                                   ===========   ===========
     Weighted average remaining contractual life
        of the outstanding options - End of year    8.03 years    8.11 years
                                                   ===========   ===========

     The options were granted to employees at exercisable prices ranging from
     $0.55 to $1.50 per common share expiring at various periods through
     December 2015.

NOTE 13 - Stock Warrants

     The Company has issued warrants to purchase shares of common stock following the exercise of the warrant. The warrants were granted to employees and certain non-employees at exercisable prices ranging from
     $0.50 to $1.50 per common share expiring at various periods through March
     2010. Warrants granted to non-employees were in connection with certain loan borrowings. The fair value of the warrants granted to non-employees was calculated using the Black-Scholes model and estimated to have a fair value of approximately $90,000, which has been amortized over the term of the debt agreements.

     A summary of the status of the warrants for the years ended December 31, is as follows:

                                                       2005          2004
                                                   -----------   -----------
     Warrants outstanding - Beginning of year        1,706,000     1,173,000
     Granted                                             5,000       543,000
     Expired                                                --       (10,000)
                                                   -----------   -----------
     Warrants outstanding - End of year              1,711,000     1,706,000
                                                   ===========   ===========
     Warrants exercisable - End of year                     --            --
                                                   ===========   ===========
     Weighted average fair value of the warrants
        granted during the years                   $      0.49   $      0.41
                                                   ===========   ===========
     Weighted average remaining contractual life
        of the outstanding options - End of year    3.06 years    4.07 years
                                                   ===========   ===========

                                                                              20

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14 - Deferred Compensation

     On January 1, 2004, the Company entered into a deferred compensation agreement with one of its officers, who is also a principal stockholder. On
     November 30, 2004, the Company agreed to convert $100,000 of deferred compensation liability into a note payable.

     On January 1, 2005, the Company entered into a deferred compensation agreement with another officer, who is also a stockholder. The officer agreed to defer $125,000 of his salary for 2005. The agreement allows for the accrual of interest at 10% compounded monthly. The amount deferred is due and payable upon either 1) the change of control of the Company's voting stock or sale of substantially all the assets of the Company; 2)
     December 31, 2006; or 3) an earlier date if so elected by the Board of
     Directors. The officer has the right to convert the deferred compensation costs into shares of common stock at $1.00 per share. Interest accrued but not paid as of December 31, 2005 was $6,665.

NOTE 15 - Recent Accounting Pronouncements

     The following pronouncements have been issued by the Financial Accounting
     Standards Board ("FASB"):

     In September 2006, the FASB issued SFAS No. 157, "Accounting for Fair Value
     Measurements" ("SFAS 157"). SFAS 157 defines fair value, and establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS 157 is effective for the Company for Fiscal Periods beginning subsequent to
     November 15, 2007. The Company does not expect the new standard to have a material impact on the Company's financial position, results of operations or cash flows.

     In September 2006, the staff of the SEC issued Staff Accounting Bulletin
     No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for year 2006. Adoption of SAB 108 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

     In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain
     Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and
     140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The
     Company does not expect this pronouncement to have a material impact on the
     Company's financial position, results of operations or cash flows.

     In September 2005, the FASB ratified the following consensus reached in
     EITF Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

                                                                              21

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15 - Recent Accounting Pronouncements, continued

     In June 2005, the EITF reached consensus on Issue No. 05-6 ("EITF 05-6").
     EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005.
     The adoption of EITF 05-6 did not have a material impact on the Company's financial position, results of operations or cash flows.

     In June 2005, the FASB ratified EITF Issue No. 05-2, "The Meaning of
     `Conventional Convertible Debt Instrument' in EITF No. 00-19, `Accounting
     for Derivative Financial Instruments Indexed to, and Potentially Settled
     in, a Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered `conventional' for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF
     No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material impact on the Company's financial position, results of operations or cash flows.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
     Correction." This Statement replaces APB Opinion No. 20, Accounting
     Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim
     Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. The statements apply to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in the fiscal years beginning after December 15,
     2005. Management does not believe this pronouncement will have a material impact on the Company's financial position or results of operations.

                                                                              22

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15 - Recent Accounting Pronouncements, continued

     In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary
     Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary
     Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.

     The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant on the Company's financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment,".
     This statement is a revision of SFAS No. 123, "Accounting for Stock-Based
     Compensation." Statement 123R supersedes Accounting Principles Board
     Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and its
     related implementation guidance. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement
     123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation cost in the historical financial statements. This Statement is effective for public entities that file as small business issuers - as of the beginning of the first annual reporting period beginning after December 15, 2005. The
     Company will adopt Statement 123R beginning January 1, 2006 using the modified prospective method. The impact of this Statement will require the
     Company to record a charge for the fair value of its stock options over the vesting period in the financial statements. The Company expects this pronouncement will have a material impact on the Company's financial position and results of operations. As of December 31, 2005, the Company had unvested employee stock options valued using the Black-Scholes model at approximately $217,000.

                                                                              23

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15 - Recent Accounting Pronouncements, continued

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"),
     "Consolidation of Variable Interest Entities, an Interpretation of ARB No.
     51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003. In
     December 2003, the FASB issued Interpretation No. 46(R) ("FIN 46R") which revised certain provisions of FIN 46. Publicly reporting entities that are small business issuers must apply FIN 46R to all entities subject to FIN
     46R no later than the end of the first reporting period that ends after
     December 15, 2004 (as of December 31, 2004, for a calendar year enterprise)
     The effective date includes those entities to which FIN 46 had previously been applied. However, prior to the application of FIN 46R, a public entity that is a small business issuer shall apply FIN 46 or FIN 46R to those entities that are considered special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.
     The adoption of FIN 46 or FIN 46R did not have material effect on the
     Company's consolidated financial position or results of operations.

NOTE 16 - Commitments

     Lease Obligations

     The Company leases roof top rights, cellular towers and office space under various non-cancelable agreements expiring through December 2019. As of
     December 31, 2005, the total future lease payments are as follows:

                      Year Ending December 31,
                      ------------------------
                                2006             $  823,100
                                2007                698,700
                                2008                529,700
                                2009                441,600
                                2010                385,300
                             Thereafter             892,100
                                                 ----------
                                                 $3,770,500
                                                 ==========

     Rent expense for the years ended December 31, 2005 and 2004 totaled approximately $863,000 and $683,000, respectively.

                                                                              24

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16 - Commitments, continued

     On August 26, 2006 the Company entered into a License Purchase Agreement for certain spectrum in southern Florida. The purchase price is comprised of five annual cash payments of $50,000 plus 100,000 shares of Towerstream stock. The first payment of $50,000 and the 100,000 shares are to be issued upon FCC approval of the transfer of the license (see Note 17).

NOTE 17 - Subsequent Events

     a) On January 12, 2006, Stockholder One loaned the Company $250,000. The note is unsecured, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand.
     Proceeds of the note were used to pay-off approximately $244,000 of certain equipment financing notes, prior to their maturity dates. The early extinguishment of debt resulted in approximately $115,000 of gain on extinguishment of debt.

     b) During the first six months of 2006, the Company entered into two separate capital lease arrangements for equipment. The assets and liabilities under these capital leases shall be recorded at the fair market value of the assets which aggregate approximately $86,000. The lease terms require monthly rental payments of approximately $3,100 over the lease term of three years, which approximates their estimated useful lives.

     c) On March 15, 2006 the Board of Directors issued 80,000 incentive stock options to certain employees under the 2000 Plan at an exercise price of
     $1.00. Also, the Board of Directors approved the repricing of 201,000 incentive stock options previously granted in prior years. These stock options originally had exercise prices ranging from $1.25 to $1.50 per common share and were repriced to $1.00 per common share, the estimated market price on March 15, 2006. The Company will assign a fair value to each of these stock option transactions in accordance with FAS 123R and record a stock-based compensation charge in 2006.

     d) On March 30, 2006, two equipment finance notes in the principal amounts of $90,737 and $100,000 and related accrued interest were converted into
     266,667 shares of common stock of the Company at the option of the debtor.

     e) On June 22, 2006, the Board of Directors issued 15,000 incentive stock options to an employee under the 2000 Plan at an exercise price of $1.00, the estimated market price of the common stock on the date of the issuance.

                                                                              25

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 17 - Subsequent Events, continued

     f) On July 12, 2006, Stockholder One loaned the Company $50,000. The note is unsecured, payable in monthly installments of interest only computed at
     10% per annum. The note matures sixty days after demand for repayment.

     g) On September 30, 2006, the Company borrowed an additional $150,000 under a demand note from an officer who is also a stockholder. The note is secured by the assets of the Company, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand. Proceeds of the note were used for general working capital purposes.

     h) On September 30, 2006, the Company borrowed an additional $125,000 under a demand note from an officer who is also a stockholder. The note is secured by the assets of the Company, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand. Proceeds of the note were used for general working capital purposes.

     i) On October 1, 2006 the Company repaid in full and terminated its
     $250,000 revolving credit facility with a trust, who is also a stockholder.

     j) On October 1, 2006 the Board of Directors issued 45,000 incentive stock options to employees under the 2000 Plan at an exercise price of $1.00, the estimated market price of the common stock on the date of issuance.

     k) On October 24, 2006 the Board of Directors issued 50,000 incentive stock options to a director under the 2000 Plan at an exercise price of $1.00, the estimated market price of the common stock on the date of issuance.

     l) On November 2, 2006, an individual loaned the Company $250,000. The note is unsecured, bears interest at 6% per annum, and all principal and accrued interest is due on April 23, 2007. Subsequent to November 2, 2006, the
     individual provided Towerstream with consulting services. As consideration therefore, on January 4, 2007, Towerstream amended and restated the note in order to make such note convertible into shares of common stock of the
     Company immediately following the Merger at a conversion price of $1.60 per share.

     m) On November 21, 2006 the Company received FCC approval on that certain southern Florida spectrum license transfer. Accordingly, the Company issued
     100,000 shares of Towerstream stock and made its first installment payment of $50,000 on said date.

                                                                              26

                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 17 - Subsequent Events, continued

     n) On November 30, 2006 the Company entered into an Asset Purchase
     Agreement to purchase a fixed wireless network in Seattle, WA. The purchase included fixed wireless equipment and related assets at five points of presence, as well as, the assumption of certain operating leases at those locations. No customer contracts were purchased or assumed in the transaction. In total, assets with a Net Book Value of $236,000 were acquired for a purchase price of $200,000 in cash.

     o) On December 28, 2006, the Company entered into a capital lease arrangement for equipment. The assets and liabilities under these capital leases shall be recorded at the fair market value of the assets which aggregate approximately $37,000. The lease terms require monthly rental payments of approximately $1,247 over the lease term of three years, which approximates their estimated useful lives.

     p) On January 4, 2007, certain stockholders collectively transferred an aggregate of $1,616,753 in outstanding promissory notes and other payables due from Towerstream to a group of third party investors. In connection with these note transfers, Towerstream issued a new promissory note of approximately $1.6 million and cancelled the aforementioned obligations. As part of the arrangement, Towerstream granted to the investors the right to automatically convert the note into shares of common stock of a publicly traded shell company (University Girls Calendar, Ltd. "UGC") into which
     Towerstream was merged (see "q" below) at a conversion price of $1.50 per share. The note has a maturity date of January 4, 2008 with interest at the rate of 10% per annum. The note is having a maturity date of January 4,
     2008, and accruing interest at the rate of 10% per annum. In conjunction with the above transaction, the Company will record a charge of approximately $460,000 for the beneficial conversion feature granted to the holders of approximately $924,000 of the stockholders' notes at $1.50 per share which did not originally have conversion rights and were converted into share of common stock in connection with the Merger. In addition, a stockholder with a $250,000 convertible note exercised his right to convert the note into shares of common stock at $1.43 per share in conjunction with the merger.

     q) On January 12, 2007, Towerstream merged into a newly formed subsidiary of UGC. In connection with the merger 1,900,000 of UGC common shares will remain outstanding and all other shares of UGC outstanding were cancelled.
     Also, in connection with the merger, UGC issued 15,000,000 shares of its common stock for all the outstanding common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream
     Corporation. Accordingly, the merger of Towerstream and UGC (the "Merger")
     is a reverse merger that has been accounted for as a recapitalization of
     Towerstream.

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                                                         TOWERSTREAM CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 17 - Subsequent Events, continued

     r) Concurrent with the Merger, UGC sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share). In addition, these investors received warrants to purchase 2,555,028 shares of common stock for a period of five years at an exercise price of $4.50 per share, collectively (the "Private Placement"). In connection with the Private
     Placement, UGC incurred placement agent fees totaling approximately
     $446,400, and issued 140,917 warrants with an estimated fair value of approximately $77,000 to the placement agent at an exercise price of $4.50 per share for a period of five years. In addition, UGC incurred other professional fees and expenses totaling approximately $522,300 in connection with the Merger.

     s) On January 18, 2007, UGC sold $3,500,000 of senior convertible debentures (the "Debentures"). The Debentures require quarterly interest only payments of 8% per annum and mature on December 31, 2009. The
     Debentures are convertible into shares of common stock of UGC at $2.75 per share subject to limitations as defined and registration rights. In addition, holders of the Debentures received warrants to purchase 636,364 shares of common stock at an exercise price of $4.00 per share and warrants to purchase 63,636 shares of common stock at an exercise price of $6.00 per share, for a period of five years. In conjunction with these warrants, the Company will record an additional debt discount of approximately
     $527,000.

     In connection with the Debentures, UGC incurred placement agent fees totaling approximately $140,000, and issued 63,634 warrants with an estimated fair value of $34,750 to the placement agent at an exercise price of $4.50 per share for a period of five years.

     In conjunction with the merger on January 12, 2007 Towerstream
     Corporation, formerly UGC, adopted the 2007 Equity Compensation Plan (the
     "2007 Plan"). The Plan provides a means for our Company to award specific equity-based benefits to officers and other employees, consultants and directors, of our Company and our related companies and to encourage them to exercise their best efforts to enhance the growth of our Company and our related companies. Under the Merger agreement all options and warrants and their respective rights and obligations, that were outstanding prior to the merger were transferred into the 2007 Plan and totaled 2,645,062. The total number of shares of Common Stock that can be delivered under the 2007 Plan is 3,200,000. As of January 12, 2007, the date of the Merger, 554,938 shares remained available for issuance pursuant to the Plan.

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